Exhibit 4.56

(English Translation)

Supplementary Agreement to Exclusive Technology Consulting and Services Agreement (No.1)

This Supplementary Agreement to Exclusive Technology Consulting and Services Agreement (No.1) (the “Supplementary Agreement No. 1”) is entered into by and among the following parties on September 6, 2011 in Beijing:

Party A:	Baidu Online Network Technology (Beijing) Co., Ltd.

Address:	3/F, Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, The People’s Republic of China

Party B:	Baidu HR Consulting (Shanghai) Co., Ltd.

Address:	No. 713-1, No. 200 Huiyuan Road, Jiading District, Shanghai, PRC

WHEREAS:

A. Based on the Exclusive Technology Consulting and Services Agreement (the “Original Agreement”) and the Supplementary Agreement to Exclusive Technology Consulting and Services Agreement (the “Supplementary Agreement”), through friendly negotiation, the parties hereto agree to supplement the Original Agreement and the Supplementary Agreement as follows on September 6, 2011:

1. Both parties agree to add Section 2.3: “Party A shall have the right to decide or adjust the service fees or the calculation at its sole discretion, regardless any different provisions herein.”

2. This Supplementary Agreement No. 1 shall form an integral part of the Original Agreement. This Supplementary Agreement No. 1 shall prevail should there be any inconsistency between the Original Agreement and this Supplementary Agreement No. 1. The Original Agreement shall be applied to the matters not provided in this Supplementary Agreement No. 1.

B. This Supplementary Agreement No. 1 shall be effective upon the parties’ signing.

C. This Supplementary Agreement No. 1 shall be executed in two originals, each party holding one original. All the originals shall have the same legal effect.

[Signature Page Follows]

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Authorized representative: Zhan Wang

Signature: /s/ Zhan Wang

Seal: (the seal of Baidu Online Network Technology (Beijing) Co., Ltd.)

Party B: Baidu HR Consulting (Shanghai) Co., Ltd.

Authorized representative:

Signature: /s/ Authorized representative

Seal: (the seal of Baidu HR Consulting (Shanghai) Co., Ltd.)

2